UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 1, 2025
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2025 (the "Transition Date"), as part of Enterprise Financial Services Corp's (the "Company") ongoing growth and succession planning, and as previously reported in the Current Report on Form 8-K filed on April 28, 2025, Mr. Scott Goodman, 61, former President of Enterprise Bank & Trust ("EB&T") and Senior Executive Vice President of the Company, transitioned into the role of a Vice-Chairman of EB&T, a part-time, non-management role focusing on strategic advisory and client-liason activities. Mr. Goodman has been President of EB&T for 12 years and has been with the Company for 22 years.

Officer Appointments as of the Transition Date

Mr. Doug Bauche, 55, formerly the Company's Chief Credit Officer, has been promoted to the newly-created role of Chief Banking Officer where he will be responsible for the Company's commercial revenue-producing businesses. Mr. Bauche served as Chief Credit Officer since May 2023 and has been with the Company for more than 25 years.

Mr. Kevin Handley, 56, has been promoted to the role of Chief Credit Officer. Mr. Handley will report to Mr. Bauche. Mr. Handley has been with the Company since 2018 in his role of an Executive Vice President, Regional Senior Lender.

There is no arrangement or understanding between either of Mr. Bauche or Mr. Handley and any other person pursuant to which either of Mr. Bauche or Mr. Handley was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between either of Mr. Bauche or Mr. Handley and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K for either of Mr. Bauche or Mr. Handley.

Mr. Keene Turner, 45, has been promoted to serve as Chief Operating Officer, in addition to his role of a Senior Executive Vice President, Chief Financial Officer of the Company. Mr. Turner has been with the Company since 2013 and serves as the Company's principal financial officer as defined by the Securities and Exchange Commission.

Mr. Troy Dumlao, 52, has been promoted to the role of Chief Financial Officer of EB&T, in addition to his role of an Executive Vice President, Chief Accounting Officer of the Company. Mr. Dumlao has been with the Company since 2019 and serves as the Company's principal accounting officer as defined by the Securities and Exchange Commission.

Executive Contract Amendments

Effective as of the Transition Date, the Company entered into amendments to each of the employment agreements with Mr. Turner and Mr. Bauche (collectively, the "Amendments"). Pursuant to the amendment to Mr. Bauche's employment agreement, Mr. Bauche's title was updated and his annual base salary was increased to $500,000 per year less any applicable withholdings and deductions, and Mr. Bauche is entitled to participate annually in the Company's long term incentive plan and short term incentive plan, with a target-level performance-based bonus equal to 50% of his then-current base salary. The only change to Mr. Turner's employment agreement was to update his title. Except for the changes disclosed in this Current Report, all other terms and conditions of Mr. Turner's and Mr. Bauche's employment agreements remain unchanged. The foregoing description of the Amendments does not purport to be complete and are qualified by reference to the full text of the Amendments, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Executive Employment Agreement dated as of October 1, 2025 by and between Enterprise Financial Services Corp and Keene S. Turner.
10.2	Second Amendment to Executive Employment Agreement dated as of October 1, 2025 by and between Enterprise Financial Services Corp and Douglas N. Bauche.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	October 2, 2025	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Executive Vice President and Chief Accounting Officer